Exhibit 10.22

AMENDMENT #3 TO THE MICHAEL JAFFA AMENDED AND RESTATED EMPLOYMENT AGREEMENT

Paragraph 2 of the Agreement shall be amended and replaced with the following paragraph:

2. Term. Subject to earlier termination as hereafter provided, the Executive shall be employed hereunder for a term commencing on the Effective Date and ending four (4) years thereafter, which term shall only be extended by the written agreement of the parties; it being agreed, however, that neither party is obligated to agree to an extension. The term of the Executive's employment under this Agreement, including any mutually agreed upon extension, is hereafter referred to as “the term of this Agreement” or “the term hereof.” The date of termination of the Executive's employment hereunder is hereinafter referred to as the "Date of Termination."

Amendment #3 is the only change to the Amended And Restated Employment Agreement, as amended, between the Company and the Executive.

IN WITNESS WHEREOF, this Amendment #3 has been executed by the Company, by its duly authorized representative, and by the Executive as of November 13, 2023.

THE COMPANY:

GENIUS BRANDS INTERNATIONAL, INC.

By: /s/ Andy Heyward

Andy Heyward, CEO

THE EXECUTIVE:

/s/ Michael Jaffa

Michael Jaffa, COO